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                                                                   Exhibit 23(b)

                            [Saw and Co. Letterhead]


                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS



TO: SETO TECHNOLOGY SDN. BHD.
    [formerly known as SETO TECHNOLOGY DOT COM SDN. BHD.]



We have audited the balance sheet of SETO TECHNOLOGY SDN. BHD. [formerly known as SETO TECHNOLOGY DOT COM SDN. BHD.] incorporated in Malaysia and referred to as the "Company" as of January 31, 2002 and 2001 and the related statements of income, stockholders' equity and changes in financial position for each of the two years ended January 31, 2002. These financial statements have been prepared in accordance with generally accepted accounting principles in Malaysia. These financial statements are the responsibility of the Company's management. Our responsibility is to express as opinion on these financial statements based on our audit.

We have conducted our audits in accordance with generally accepted auditing standards in Malaysia which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SETO TECHNOLOGY SDN. BHD. [formerly known as SETO TECHNOLOGY DOT COM SDN. BHD.] as of January 31, 2002 and 2001 and the results of their operations and changes in their financial position for each of the two years ended January 31, 2002 in conformity with generally accepted accounting principles in Malaysia.





[Signature]

SAW & CO.
FIRM NUMBER: AF 0666
CHARTERED ACCOUNTANTS



MALAYSIA
March 25, 2002